UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant

Filed by Party other than Registrant	✓

Check the appropriate box:

	Preliminary Proxy Statement	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

	Definitive Proxy Statement	Definitive Additional Materials

✓	Soliciting Materials Pursuant to §240.14a-12

DS Heathcare Group, Inc.

(Name of Registrant as Specified In Its Charter)

Daniel Khesin, 17689 Middlebrook Way, Boca Raton, FL  33496

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PLEASE READ THE PROXY STATEMENT.  IT CONTAINS IMPORTANT INFORMATION REGARDING THE SOLICITATION OF SHAREHOLDER’S PROXY.

Investors can also obtain the Proxy Statement and other relevant documents, for free at the Commission's web site.  The Proxy Statement and the 13D Filing with Exhibits are also available for free from Daniel Khesin

Purpose of Proxy Solicitation

Solicitation for transfer of voting authority through proxy is for the purpose of replacement of the three current Board of Directors, Michael Pope, Dianne Rosenfeld and Karl Sweiss and to bring about management changes so as to improve the prospects of the Corporation and of the Company stock price.

Date, time and place information of Solicitation.

Khesin solicited the proxy consents on March 28, 2016 and held the date open for receipt of proxies until majority of outstanding shares reached.

Voting Transfer Agreements sent on March 28, 2016 to each shareholder contacted; proxy statement provided on April 2, 2016.

Deadlines for Submissions pursuant to §240a-5e

1)

Deadline for submitting shareholder proposals for inclusion and form of proxy for next annual meeting:

Shareholders will be informed upon gaining control of the Registrant.

2)

The date after which notice of a shareholder proposal submitted outside the    processes of §240.14a-8 will be considered untimely and how untimeliness will be calculated:

Shareholders will be informed upon gaining control of the Registrant.

3)

The deadline for submitting nominees for inclusion in the registrant’s proxy statement and form of proxy:

Shareholders will be informed upon gaining control of the Registrant.

Revocability of proxy.

Proxy solicited is for an irrevocable 3-6 month period of term.

Dissenters' Right of Appraisal under Florida Law

Florida law provides that “Unless otherwise provided in a corporation's articles of incorporation or  bylaws before a control-share acquisition has occurred, in the event control shares acquired in a  control-share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation shall have dissenters' rights to receive the fair value of their shares as provided in ss. 607.1301, 607.1302, and 607.1320 as provided in this section.”

“As used in this subsection, "fair value" means a value not less than the highest price paid per share by the acquiring person in the control-share acquisition.”

Florida law provides that all shareholders have dissenting rights which presupposes failure to vote is not a waiver.

There was no purchase of shares in this proxy solicitation.

Non-Registrant Making the Solicitation

Daniel Khesin, founder of the registrant

Manner of Solicitation

Daniel Khesin individually made telephone calls to the investors solicited.  Solicitation was for voting authority only with no exchange of fees in return for proxy.  Solicitation sought was to remove the current Board of Directors and effect management change to increase the value of the corporation.

Daniel Khesin has paid for all costs of the solicitation.

Costs accrued were:  cost of overseas telephone calls and costs of scanning agreement; costs of attorney retained to file 13D; estimated costs $6,000.

Daniel Khesin may seek costs and fees paid from the registrant after majority control is reached.

 Interest of Solicitor in Matters To Be Acted Upon

Solicitation discussed by Khesin was his goal to gain majority control in order to effect changes in the Registrant Corporation, including his return to the Corporation to effect changes in the Board of Directors and management with the goal of increasing investor confidence.

Once Majority Control is affirmed, Khesin will submit nominees for election as a director of the Registrant.

 Substantial Interest of Daniel Khesin in Having Majority Control

Daniel Khesin will rejoin the Corporation as President after having been wrongfully terminated in breach of his employment agreement.

The participant's present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on.

Daniel Khesin has been locked out of the Corporation but still considers himself to be President of DS Healthcare Group, Inc. (“Registrant”) due to his belief that the termination was in breach of his employment agreement.

Amount of each class of securities of the registrant which the participant owns beneficially, directly or indirectly.

At the time of solicitation:  4,211,173 common shares owned by Daniel Khesin.

825,000 of these common shares owned by Khesin are collateralized with a bank and may not be votable.

With respect to any future employment by the registrant or its affiliates, Khesin will have Control of the Corporation as a result of his controlling shareholder status and will reassume the Presidency of the Corporation.

As controlling shareholder, Khesin will terminate the current Board of Directors and nominate a new replacement board; management structural changes will be considered but are not determined at this time nor or other management decisions that may need to be made.

There were 22,148,675 outstanding common shares as of December 22, 2015 per prospectus filed on December 22, 2015.  If Solicitor obtains the proxies of a majority (greater than 50%), his votes of each of his shares owned directly or beneficially through this solicitation will enable him to control any vote necessary to effect corporate changes desired.

The record date with respect to this solicitation.

Solicitation date:  March 28, 2016 with consents accepted until majority of outstanding shares reached.

Information required by Item 403 of Regulation S-K (§229.403 of this chapter) to the extent known by the persons on whose behalf the solicitation is made.

No information available about Company except for public information as Khesin has no information rights currently.  Upon information and belief, dilution of shareholders’ value through a stock offering is planned imminently.

At this time, there are no known nominees to replace the current Board of Directors.  Nomination and Election of new directors will take place consistent with the Corporation’s By-Laws upon gaining control of the Registrant.

/s/ Daniel Khesin	March 2, 2016
Daniel Khesin	Date